EX-99.e.4

Olstein Capital Management, L.P.
Bank and Trust Company Agreement
For The Olstein Funds (“Agreement”)

Olstein Capital Management, L.P. (“OCM,” “we” or “us”), as the exclusive underwriter and national distributor of the various series and classes of shares of The Olstein Funds (“Trust”), an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), invites you, a bank or trust company (“Bank/Trust Company” or “you”), to participate in the distribution of such shares (hereafter, “Shares”) and to render related shareholder services, if applicable.  The terms “Fund” and “Funds” as used in this Agreement refer to the existing or future series of the Trust and any other investment companies or series thereof for which we now or in the future serve as underwriter and distributor.  Each Fund may offer multiple classes of Shares (each, a “Class,” and collectively, the “Classes”) which differ with respect to, among other things, the levels of compensation, if any, that may be paid to a Bank/Trust Company in connection with the sale of such Shares.  The Funds and Classes eligible for distribution under this Agreement and the terms of compensation of the Bank/Trust Company, if any, for distribution of such Shares are described in the applicable Schedule(s) to this Agreement, which may be amended from time to time as provided herein.  As principal underwriter of the Funds, we offer to sell you Shares on the following terms:

1.           Sales at Public Offering Price.  You may offer and sell Shares of each Fund only at the public offering prices that are currently in effect for that Class, in accordance with the Fund’s then current prospectus and statement of additional information (hereafter, the “Prospectus”) and account application for that Fund.  You agree to offer and sell Shares in compliance with federal and state securities laws and in a manner that is consistent with the then current Prospectus of the appropriate Fund.  All sales are subject to acceptance by us and the Fund or its transfer agent and are effective only upon confirmation.  No conditional orders will be accepted.  In addition, we reserve the right, at any time and without notice, to limit or suspend the sale of Shares or withdraw the offering entirely.

2.           Fund Literature and Information.  We will supply reasonable quantities, upon request, of Prospectuses, supplemental sales literature, sales bulletins, and additional information as issued by the Fund or us.  You agree to deliver to each person to whom an offer or sale is made, at or prior to the time of the offer or sale, a copy of a current Prospectus (as amended or supplemented) and if requested, the related statement of additional information of the appropriate Fund.  No person is authorized to give any information or make any representations concerning Shares of any Fund except those contained in that Fund’s then current Prospectus or in materials issued by us as information supplemental to such Prospectus.  We shall file Fund sales literature and promotional material with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the United States Securities and Exchange Commission (“SEC”), as required.  You may not publish or use any sales literature or promotional materials with respect to the Funds unless we provided it to you, or modify such materials or publish or use other materials relating to the Funds without our prior review and written approval, which approval can be modified or withdrawn upon written notice to you.

3.           Bank/Trust Company Compensation.  On each order accepted by us for a Fund with a sales charge, we understand that you will charge your customer an agency or transaction fee (“agency fee”) as set forth in the schedule of sales charges, concessions and/or agency fees set forth in that Fund’s then current Prospectus.  The agency fee, including any agency fee for volume purchases and special plans and accounts (e.g., retirement plans, letters of intent, etc.), is subject to the terms of the particular applicable sales charge as set forth in the Prospectus. You will not receive from us a dealer’s concession or similar allowance out of the amount paid by the investor. The agency fee will not exceed the maximum limits on sales charges specified in NASD Rule 2830 (or any successor provision) of the FINRA Transitional Rulebook regardless of whether you are a member of FINRA. You will not accept or withhold any fee otherwise allowed under the terms of this Agreement, for any Shares purchased under this Agreement, if prohibited by the Employee Retirement Income Security Act or trust or similar laws to which you are subject, in the case of purchases or redemptions of Shares involving retirement plans, trusts or similar accounts.

You may elect to make payments for Shares in either of two ways: (a) you may send us the public offering price for the Shares purchased less the amount of any agency fee due you, or (b) you or your customer may send us the entire public offering price for the Shares and we will, on a periodic basis, remit to you any agency fee due. You will specify in writing the method of payment you elect.  If any Shares sold to the customer under the terms of this Agreement are repurchased by the Fund or by us, or are tendered to a Fund for redemption or repurchase, within thirty (30) business days after the date of the confirmation of the original purchase order, you will promptly refund to us the full agency fee paid or allowed to you on such Shares. This paragraph shall not apply to the extent that you or the customer is qualified to buy, and is buying, Shares at net asset value.  You must notify us at the time of the sale if the sale qualifies for reduced charges.  If you fail to notify us at the time of the sale, neither we nor any Fund will be liable for amounts necessary to reimburse any investor for the reduction that should have been effected.

You also may be entitled to receive payments directly from us in connection with your sales of Shares or servicing of shareholder accounts, to the extent described in, and subject to the terms and conditions set forth in, the applicable Fund’s then current Prospectus.

4.           Distribution Plan.

(a)           The Funds have adopted Distribution Plans pursuant to Rule 12b-1 of the 1940 Act (the “Plans”).  Under the terms of the Plans, we receive compensation for distribution and shareholder services relating to the Funds, and we are permitted to pay all or a portion of such compensation to entities that engage in or support the distribution of Shares or servicing of shareholders.  You are eligible to receive such distribution and shareholder compensation to the extent described in, and subject to the terms and conditions set forth in, the applicable Fund’s then current Prospectus.  To the extent you provide or arrange to provide such services as contemplated in this Section 4, you represent and warrant that you will comply with the terms and conditions set forth in the appropriate Plan and the then current Prospectus of the appropriate Fund for receiving such payments.

(b)           In the event we do not receive payment from the Funds under the relevant Distribution Agreement or Plan, or if such Distribution Agreement or Plan is canceled, you agree to waive your right to receive compensation until such time, if ever, as we receive payment.

5.           Transaction Processing and Payment.  If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request in writing.  Orders for Shares will be effected at the price next computed on the day they are received if, as set forth in the applicable Fund’s then current Prospectus, the orders are received by us, an agent appointed by us, or the Fund prior to the time the price of the Fund’s Shares is calculated. Orders received after that time will be effected at the price computed on the next business day. All purchase orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S. dollars on a U.S. bank.  If payment is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the Shares which you ordered back to that Fund, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make such payment.  We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser.

6.           Redemptions, Repurchases and Exchanges.  Redemptions, repurchases or exchanges of Shares of a Fund will be made at the net asset value of such Shares, less any applicable deferred sales, redemption or exchange charges, in accordance with that Fund’s Prospectus. Except as permitted by law, you agree not to purchase any Shares from your customers at a price lower than the net asset value of such Shares next computed by that Fund after the purchase (the “Redemption/Repurchase Price”).  You shall, however, be permitted to sell Shares of a Fund for the account of the record owner to that Fund at the Redemption/Repurchase Price for such Shares.  All redemption, repurchase or exchange requests are subject to the timely receipt of required instructions or documents (including certificates), and if such information is not received within the time customary or required by law, the redemption may be canceled and you will be responsible for any loss to us or the Funds.

7.           Other Duties of the Bank/Trust Company.  By accepting this Agreement, you agree as follows:

(a)           To act as principal, or as agent on behalf of your customers, in all transactions in Shares of the Funds.  You shall not have any authority to act as agent for any Fund, for us or for any other bank, trust or dealer in the selling group, nor will you represent to any third party that you have such authority or are acting in such capacity.

(b)           To purchase Shares only from us or from your customers.

(c)           To enter orders for the purchase of Shares of a Fund only through us or that Fund’s transfer agent and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

(d)           To maintain all records required by federal and state laws and regulations relating to the offer and sale of Shares, and you agree to furnish us or our representatives with copies of such records upon request.

(e)           That you will not withhold placing customers’ orders for Shares so as to profit as a result of such withholding or, for those Classes of Shares for which sales charges apply, you will not place orders for Shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

(f)           That you shall assume responsibility for any loss to a Fund caused by a correction made subsequent to trade date, provided that such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to that Fund upon notification.

(g)           To obtain from your customers all consents required by privacy laws to permit us, any of our affiliates or the Funds to provide you either directly or through a service established for that purpose with confirmations, account statements and other information about your customers’ investments in the Funds.

(h)           To use your best efforts to cooperate with us to protect against abusive market timing activities within the Funds by your customers and, in this regard, to cooperate with us in seeking to identify improper trading patterns, identify your customer accounts in which such trades are occurring, and to cease offering Shares to such customers or through sales representatives that are responsible for such trading patterns.  You also agree to monitor trading patterns within your customer accounts to the extent necessary to enforce any redemption fee or contingent deferred sales charge established by a Fund.

(i)           You acknowledge and understand that purchases and redemptions of a Fund’s Shares are governed by Rule 22c-1 under the 1940 Act, which requires purchases and redemptions of a Fund’s Shares to be processed at a price based on the current net asset value next computed after receipt of the purchase or redemption order.  You also acknowledge and understand that the time you receive purchase and redemption orders is controlling for purposes of determining the price to be received by the customer under Rule 22c-1, and that you are responsible for establishing, maintaining and implementing procedures and controls to assure that customer orders are transmitted in a manner that assures that the customer receives the proper transaction price.  You also acknowledge and agree that you are required to process orders in a manner and within timeframes required under the law.

(j)           You agree, to the extent you maintain one or more omnibus accounts with the Fund’s transfer agent, that you will apply and implement any required redemption fee to shareholder accounts on your recordkeeping system.  You will immediately inform the Fund or us if you are unable to comply with any part of this redemption fee requirement.  You further agree that, upon reasonable request by the Fund or us, to share information concerning your customers that may include, but is not necessarily limited to: (i) Taxpayer Identification Numbers of all customers that purchased, redeemed, transferred, or exchanged Shares of the

Fund held through an account with you; (ii) the amount and dates of such customer purchases, redemptions, transfers and exchanges; and (iii) any other information we, the Fund or its agent reasonably request concerning identification or transactions of such customers.  In addition, you agree, upon request by us, the Fund or its agent, to execute instructions from us or the Fund to restrict or prohibit further purchases or exchanges of Fund Shares by a customer who has been identified by us or the Fund as having engaged in transactions of Fund Shares (directly or indirectly through your account) that may violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(k)           You agree to maintain insurance coverage at all times that is reasonable and customary in light of your duties under this Agreement.

(l)           You agree that you will at all times maintain a computer system with security features that are commercially reasonable and that you will prevent any person from using your computer system to illegally access or otherwise harm, injure or interfere with a computer system maintained by or on behalf of us or the Funds.

8.           Legal Compliance.

(a)           You represent and warrant that you are a “bank,” as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the “Exchange Act”), whose activities fall within Section 3(a)(4)(B) of the Exchange Act and the rules thereunder, and not otherwise required to register as a broker or dealer under the Exchange Act.  You agree to notify us immediately in writing if this representation ceases to be true.  You also agree that, regardless of whether you are a member of FINRA, you will comply with the rules of FINRA, including, in particular, FINRA Rule 2311 and NASD Rule 2830 of the FINRA Transitional Rulebook (and any successor provisions), and that you will maintain adequate records with respect to the customers and their transactions, and that such transactions will be without recourse against you by the customers.

(b)           We recognize that, in addition to applicable provisions of state and federal securities laws, you may be subject to the provisions of other laws, rules and regulations governing, among other things, the conduct of activities by federal and state chartered and supervised financial institutions and their affiliated organizations.  As such, you may be restricted in the activities that you may undertake and for which you may be paid, and, therefore, we recognize that you will not perform activities that are inconsistent with your statutory and regulatory obligations.  Because you will be the only one having a direct relationship with the customer, you will be responsible in that relationship for insuring compliance with all laws and regulations, including those of applicable federal and state regulatory authorities and bodies having jurisdiction over you or the customers to the extent applicable to securities purchases under this Agreement.

(c)           You represent and warrant that: (i) you are willing and possess the legal authority to provide the services contemplated by this Agreement without violation of applicable laws; (ii) you are duly and properly registered and qualified under applicable laws, rules and regulations, including, but not limited to, state and federal securities laws, rules and regulations, as may be necessary or appropriate for you to perform and observe all of your duties and obligations in this Agreement; and (iii) you represent that you shall throughout the term of this Agreement comply with the requirements of applicable laws including Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (the “Patriot Act”), rules and regulations, including, but not limited to, federal and state securities laws, the rules, regulations and orders of the SEC and FINRA, in performing and observing all of your duties, obligations and covenants set forth or contemplated by this Agreement, as applicable to your status as a bank or trust company.

(d)           You agree to notify us immediately in the event: (i) you are or become a member of FINRA and FINRA suspends or terminates your membership; or (ii) an investigation or proceeding is instituted by any federal, state or self-regulatory organization against you alleging that you violated any federal or state law, rule or regulation or any rule of FINRA arising out of your activities as a bank or trust company or in connection with this Agreement, or which may otherwise affect in any material way your ability to act in accordance with the terms of this Agreement.  If you are or become a member of FINRA, your expulsion from FINRA will automatically terminate this Agreement immediately without notice.  If you are or become a member of FINRA and you are suspended from FINRA for a violation of any federal or state law, rule or regulation or any rule of FINRA, we may terminate this Agreement effective immediately upon our written notice to you.

9.           Blue Sky Matters.  We shall, from time to time, inform you as to the states and jurisdictions in which Shares are authorized for sale. You agree not to offer or sell Shares in any state or jurisdiction in which we have informed you that such Shares may not be sold.  In addition, you agree to establish appropriate procedures in cooperation with us and a Fund’s administrator, to enable that Fund to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

10.           Liability and Indemnification.

(a)           We agree to indemnify, defend, and hold you, your officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) in which you, your officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any material breach by us of this Agreement, (ii) arising out of or based upon any untrue statement of a material fact contained in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement, (iii) arising out of or based upon any alleged omission to state a material fact required to be stated in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement, or necessary to make the statements in the then current Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement, not misleading.  However, this subsection (a) shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with information furnished by or on behalf of you to us, the Funds, or the Funds’ counsel; and further provided, that in no event shall anything contained herein be so construed as to protect you against any liability to us, any Fund or the shareholders of any Fund to which you would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of your duties, or by reason of your reckless disregard of your obligations under this Agreement or otherwise.

(b)           You agree to indemnify, defend, and hold us and our officers, directors or partners, the Funds, the Funds’ officers and trustees, and any person who controls us or any of the Funds within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) in which we, our officers, directors or partners, the Funds, the Funds’ officers or trustees, or any such controlling person may incur under the 1933 Act, under common law or otherwise (i) arising out of or based upon any material breach by you or your affiliates, officers, directors, employees or agents of any provision of this Agreement, (ii) arising out of or based upon any untrue statement of a material fact contained in information furnished by you or your affiliates, officers, directors, employees or agents to us, the Funds or the Funds’ counsel, (iii) arising out of or based upon any failure by you or your affiliates, officers, directors, employees or agents to provide a material fact in connection with information provided by or on behalf of you, (iv) arising out of any agreement between you or your affiliates, officers, directors, employees or agents and any retail dealer (if applicable), (v) arising out of any sales or advertising material used by you or your affiliates, officers, directors, employees or agents in connection with this Agreement that has not been provided or approved in writing by us (unless the substance of the material was contained in the Funds’ then current Prospectus), (vi) any sale of Shares of a Fund in a jurisdiction where the Fund and/or its Shares were not registered, qualified or authorized for sale as appropriate, (vii) any sale of Shares of a Fund in a jurisdiction where the Bank/Trust Company is not properly registered, if applicable, as a broker or dealer firm and is not properly exempt from such requirement, (viii) any of your actions relating to the processing of purchase, redemption or exchange orders or the servicing of shareholder accounts, or (ix) arising out of the failure of you or your affiliates, officers, directors, employees or agents to comply with all federal and state laws, rules and regulations and self-regulatory organizations’ rules, regulations and orders in force from time to time.

(c)           This Section 10 shall survive the termination of this Agreement.

11.           Termination; Succession; Assignment; Amendment.  Each party to this Agreement may terminate its participation in this Agreement by giving written notice to the other party.  This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act for, or any other act of insolvency by, you.  In addition, if you are or become a member of FINRA and you are suspended from FINRA for a violation of any federal or state law, rule or regulation or any rule of FINRA, we may terminate this Agreement effective immediately upon our written notice to you.  A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement.  You may not assign this Agreement without our prior written consent.  This Agreement will terminate upon its assignment (as defined in the 1940 Act) by us, except that, if we provide written notice of such assignment, this Agreement will continue unless you notify us in writing to the contrary.  This Agreement also will terminate automatically upon termination of our underwriting agreement with the Fund.  We may amend this Agreement (or the one or more of the Schedules attached hereto) at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such amendment shall constitute your acceptance of such amendment.

12.           Severability; Governing Law.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware without regard to the conflict of law rules.

13.           Notices.  All communications and notices to us should be sent to the address below.  Any communications or notices to you shall be duly given if mailed or delivered to you at the address specified by you below.

14.           Privacy Program.  Each party to this Agreement agrees to protect Customer Information (defined below) and to comply as may be necessary with requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto, including Regulation S-P, and state privacy laws.

(a)           Customer Information. “Customer Information” means any information contained on an application of a customer (“Customer”) of a Fund or other form and all nonpublic personal information about a Customer that a party receives from the other party.  “Customer Information” includes, by way of example and not limitation, name, address, telephone number, social security number, date of birth and personal financial information.

(b)           Safeguarding Customer Information.  The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control, which are no less rigorous than those maintained by a party for its own information of a similar nature.  In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

(c)           Survivability. The provisions of this Privacy Program section shall survive the termination of this Agreement.

15.           Anti-Money Laundering Program.

(a)           You represent and warrant that you are an institution subject to the Bank Secrecy Act and the Patriot Act and any future amendments (together, the “AML Acts”) and you are in material conformity, and will continue to be in material conformity, with the AML Acts, the rules and regulations under the AML Acts, and the rules, regulations and regulatory guidance of the Treasury Department, the SEC, or any other applicable regulatory agency or organization, including customer identification program requirements (collectively, “AML Rules and Regulations”).  You further represent and warrant that you will provide to the Funds and their service providers any information that may be reasonably necessary for the Funds and their service providers to fulfill their responsibilities relating to their anti-money laundering programs.  You agree that you will provide the Funds and their service providers, upon request, with a certification satisfactory to the Funds concerning your compliance with all applicable AML Rules and Regulations and any other information reasonably requested by the Funds or their service providers to assist with compliance with applicable AML Rules and Regulations.

(b)           The provision of this Anti-Money Laundering section shall survive the termination of this Agreement.

16.           No Endorsement.  We are not endorsing, recommending or otherwise involved in providing any investment product of yours and you are prohibited from representing otherwise.

17.   Acceptance.  This Agreement shall be binding upon the parties hereto when signed by us and accepted by you.  This Agreement constitutes the entire agreement between the parties hereto and supersedes and replaces any prior agreement between you and us.  Please confirm your acceptance by executing one copy of this Agreement below and returning it to us.  Please keep the enclosed copy for your records.

Sincerely,

Olstein Capital Management, L.P.
4 Manhattanville Road
Purchase, NY 10577-2119
(914) 269-6100
________________________________________
By: Olstein Advisers, LLC, General Partner

By:
Michael Luper, Senior Executive Vice President

The undersigned has read the foregoing Agreement and accepts and agrees to its terms and conditions.

Firm Name:
Firm Address:
Firm Tax I.D. #	Firm CRD #
Telephone #	Facsimile #
By:	Date:
Name & Title:

Schedule A

Olstein Capital Management, L.P.
Bank and Trust Company Agreement

The Olstein Funds
Class A Shares

A.           Funds

This Schedule relates to Class A Shares of the Funds(s) listed below.

Fund and Class	Olstein Strategic Opportunities Fund
NASDAQ Symbol	OFSAX
CUSIP Number	681383303

It is understood that this Schedule may be amended at any time.

A-1

Schedule B

Olstein Capital Management, L.P.
Bank and Trust Company Agreement

The Olstein Funds
Class C Shares

A.           Funds

This Schedule relates to Class C Shares of the Fund(s) listed below.

Fund and Class	Olstein All Cap Value Fund	Olstein Strategic Opportunities Fund
NASDAQ Symbol	OFALX	OFSCX
CUSIP Number	681383105	681383402

It is understood that this Schedule may be amended at any time.

B-1

Schedule C

Olstein Capital Management, L.P.
Bank and Trust Company Agreement

The Olstein Funds
Adviser Class Shares

A.           Funds

This Schedule relates to Adviser Class Shares of the Fund(s) listed below.

Fund and Class	Olstein All Cap Value Fund	Olstein Strategic Opportunities Fund
NASDAQ Symbol	OFAFX	[TO COME]
CUSIP Number	681383204	[TO COME]

It is understood that this Schedule may be amended at any time.

C-1